Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

●	Condensed Consolidated Pro Forma Unaudited Balance Sheet as of September 30, 2014

●	Condensed Consolidated Pro Forma Unaudited Statement of Operations for the year ended July 31, 2013

●	Condensed Consolidated Pro Forma Unaudited Statement of Operations for the nine months ended September 30, 2014

●	Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements

On January 22, 2015, Synergy Strips Corp., a Nevada corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Factor Nutrition Labs, LLC, a Delaware limited liability company (the “Seller”),Vita Partners, LLC, RPR Partners, LLC, and Thor Associates, Inc. (each a “Principle Owner”). Pursuant to the Purchase Agreement, the Company purchased all of the assets of the Seller’s line of business and products called FOCUS Factor (the product plus the business related to the product is collectively referred to as the “Focus Factor Business”) and assumed the accounts payable and contractual obligations of the Focus Factor Business for an aggregate purchase price of $6.0 million, with $4.5 million paid on the Closing Date, and $750,000 to be paid on or before January 20, 2016 and an additional $750,000 to be paid on or before January 20, 2017 (the “Acquisition”).

The unaudited condensed combined pro forma balance sheet gives effect to the Acquisition as if the Acquisition had taken place on September 30, 2014 and combines the Focus Factor Business audited condensed balance sheet as of December 31, 2014 with the Company’s condensed unaudited balance sheet as of September 30, 2014. The unaudited condensed combined pro forma statements of operations are presented as if the Acquisition had been completed on August 1, 2012 combining the Focus Factor Business condensed audited statement of operations for the year ended December 31, 2013 and the Company’s audited condensed statement of operations for the year ended July 31, 2013 and the Focus Factor Business condensed audited statement of operations for the year ended December 31, 2014 and the Company’s unaudited condensed statement of operations for the nine months ended September 30, 2014.

The unaudited pro forma combined statement of operations is presented for illustrative purposes only and, therefore, is not necessarily indicative of the operating results that might have been achieved had the transaction occurred as of an earlier date, nor is it necessarily indicative of the operating results that may be achieved in the future. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the Acquisition.

The unaudited pro forma combined statement of income, including the notes thereto, should be read in conjunction with the Company’s audited historical consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as the Seller’s audited financial statements for the years ended December 31, 2014 September 30, 2014 and 2013 included in Exhibit 99.1 to this Form 8-K.

Synergy Strips Corp.

Unaudited Pro Forma Balance Sheet

September 30, 2014

	Balance Sheet Synergy Strips Corp. September 30, 2014	Balance Sheet Factor Nutrition Labs, LLC December 31, 2014	Pro Forma Adjustments				Balance Sheet Consolidated Pro Forma September 30, 2014
			Dr		Cr
Assets
Current Assets
Cash and cash equivalents	$11,937	$1,887,658	1,210,955	(1)			$3,110,550
Accounts receivable	150	3,066,082					3,066,232
Inventory	30,500	-					30,500
Prepaid expenses	30,000	111,829					141,829

Total current assets	72,587	5,065,569					6,349,111

Other assets
Debt issuance costs			289,044	(1)			289,044
Goodwill and intangibles			3,357,313	(1)			3,357,313
Deposits	-	9,000					9,000
Total other assets		9,000					3,655,357

Total Assets	$72,587	$5,074,569					$10,004,468

Liabilities and Stockholders’/Members’ Equity
Current liabilities
Accounts payable and accrued liabilities	$25,756	$2,431,881					$2,457,637
Notes payable	11,200				7,500,000	(1)	7,511,200
Total liabilities	36,956	2,431,881					9,968,837

Stockholders’/Members’ Equity
Common stock, $0.00001 par value; 300,000,000 and 75,000,000 shares authorized, respectively; 62,100,000 and 180,000,000 shares issued and outstanding, respectively	621	-					621
Common stock to be issued	28,000	-					28,000
Additional paid in capital	868,744	3,339,049	3,339,049	(1)			868,744
Shareholder distributions	-	(5,174,757)			5,174,757	(1)	-
Accumulated equity (deficit)	(861,734)	4,478,396	4,478,396	(1)			(861,734)
Total stockholders’/members’ equity	35,631	2,642,688					35,631

Total liabilities and stockholders’/members’ equity	$72,587	$5,074,569					$10,004,468

(1)	To record the issuance of $7,500,00 of debt in connection with the acquisition of Factor Nutrition Labs, LLC and eliminate the Factor Nutrition Labs, LLC members’ equity as of September 30, 2014.

Synergy Strips Corp.

Unaudited Pro Forma Statement of Operations

Year ended July 30, 2013

	Synergy Strips Corp. Year ended July 31, 2013	Factor Nutrition Labs, LLC Year ended December 31, 2013	Pro Forma Adjustments		Consolidated Pro Forma year ended July 31, 2013

Revenue
Gross revenues	$-	$11,092,609			$11,092,609
Less: returns, allowances and discounts	-	463,438			463,438
Total revenue, net	-	10,629,171			10,629,171

Cost of goods sold	-	4,810,170			4,810,170

Gross profit	-	5,819,001			5,819,001

Operating expenses
Retail promotions and in-store demos	-	2,597,586			2,597,586
Salaries and benefits	-	551,143			551,143
General and administrative	21,783	760,617			782,400
Bad debts	-	956,134			956,134
Depreciation	-	8,697			8,697
Total operating expenses	21,783	4,874,177			4,895,960

Income (loss) from operations	(21,783)	944,824			923,041

Other income	-	12,336			12,336
Imputed interest expense	1,418	-			1,418
Amortization of debt issuance costs	-	-	144,522	(2)	144,522
Interest expense	-	-	801,217	(2)	801,217

Net income (loss)	$(23,201)	$957,160			$(11,780)

Net loss per share - basic and diluted	$(0.0)	-			$(0.0)

Weighted average common shares - basic and diluted	5,096,541	-			5,096,541

(2)	To record interest expense and amortization of debt issuance costs in connection with the debt issuance of $7,500,000.

Synergy Strips Corp.

Unaudited Pro Forma Statement of Operations

Nine months ended September 30, 2014

	Synergy Strips Corp. Nine months ended September 30, 2014	Factor Nutrition Labs, LLC year ended December 31, 2014	Pro Forma Adjustments		Consolidated Pro Forma Nine months ended September 30, 2014

Revenue
Gross revenues	$2,748	$13,159,237			$13,161,985
Less: returns, allowances and discounts	-	473,100			473,100
Total revenue, net	2,748	12,686,137			12,688,885

Cost of goods sold	1,685	5,324,945			5,326,630

Gross profit	1,063	7,361,192			7,362,255

Operating expenses
Retail promotions and in-store demos	-	5,311,201			5,311,201
Salaries and benefits	-	615,325			615,325
General and administrative	787,858	663,375			1,451,233
Depreciation	-	775			775
Total operating expenses	787,858	6,590,676			7,378,534

Income (loss) from operations	(786,795)	770,516			(16,279)

Other income	-	6,104			6,104

Amortization of debt issuance costs	-	-	144,522	(2)	144,522
					-
Interest expense	-	-	604,881	(2)	604,881

Net income (loss)	$(786,795)	$776,620			$(759,578)

Net loss per share - basic and diluted	$(0.01)	-			$(0.01)

Weighted average common shares - basic and diluted	108,850,549	-			108,850,549

(2)	To record interest expense and amortization of debt issuance costs in connection with the debt issuance of $7,500,000.

SYNERGY STRIPS CORP.

NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Information.

The unaudited pro forma financial statements have been prepared in order to present consolidated financial position and results of operations of the Company and Factor Nutrition Labs LLC as if the Acquisition had occurred as of September 30, 2014 for the pro forma condensed consolidated balance sheet and to give effect to the Acquisition as if the transaction had taken place at August 1, 2012 for the pro forma condensed consolidated statement of operations for the year ended July 31, 2013 and the nine months ended September 30, 2014, respectively.

The acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price is allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the acquisition, and historical and current market data. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for Factor Nutrition Labs LLC, we may engage a third party independent valuation specialist; however as of the date of this report, the valuation has not been undertaken. During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company expects the purchase price allocations for the acquisition of Factor Nutrition Labs LLC to be completed by September 30, 2015.

The pro forma adjustments do not reflect the amortization of intangible assets acquired, if any, in the acquisition.

In connection with the financing of the Acquisition, the Company issued a warrant to the lender that entitles the lender to purchase 4,595,187 shares of the Company’s common stock with an aggregate exercise price of $1.00. The lender exercised the warrant on January 22, 2015.

In addition, the Company issued to the lender a warrant to purchase 3,584,759 shares of the Company’s common stock on or prior to the close of business of January 22, 2025 with an exercise price of $0.34 per share.

The Company believes the warrants issued to the lender have nominal value and the pro forma adjustments do not reflect the issuance of the warrants. In order to ultimately determine the fair values of the warrants issued to the lender , we may engage a third party independent valuation specialist; however as of the date of this report, the valuation has not been undertaken.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of September 30, 2014 and the pro forma condensed consolidated statement of operations for the year ended July 31, 2013 and the nine months ended September 30, 2014 , respectively.

The pro forma balance sheet condensed balance sheet is presented using the Company’s September 30, 2014 balance sheet with the Factor Nutrition Labs LLC balance sheet as of December 31, 2014; due to the minimal operations of the Company , adjusting the Factor Nutrition Labs LLC balance sheet to September 30, 2014 is impractical and has not been presented.

The pro forma condensed statement of operations for the Company’s fiscal year is presented using the Company’s July 31 2013 statement of operations with Factor Nutrition Labs LLC’s fiscal year statement of operations for the year ended December 31, 2013; subsequent to the issuance of its July 31, 2013 financial statement, the Company changed its fiscal year end to December 31, 2013. Due to the minimal operations of the Company , adjusting the Factor Nutrition Labs LLC statement of operations to a fiscal year ended July 31, 2013 is impractical and has not been presented.

The pro forma condensed statement of operations for the Company’s nine months ended September 30, 2014 is presented using the Company’s September 30, 2014 unaudited statement of operations with Factor Nutrition Labs LLC’s fiscal year statement of operations for the year ended December 31, 2014; the difference in the periods is less than 93 days of the Company’s most recent reporting period and therefore, we have not adjusted the Factor Nutrition Labs LLC statement of operations to a fiscal year ended December 31, 2014.